Exhibit 99.1

Eloxx Pharmaceuticals Announces Proposed

Public Offering of Common Stock

Waltham, MA. – June 19, 2019– Eloxx Pharmaceuticals, Inc. (“Eloxx”) (Nasdaq: ELOX) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering, subject to market and other conditions. Eloxx expects to grant the underwriters an option to purchase up to an additional 15% of the shares of its common stock at the public offering price less the underwriting discount. All shares in the proposed offering are to be sold by Eloxx. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Eloxx anticipates using the net proceeds from the offering to fund the continued clinical development of ELX-02 in cystic fibrosis and cystinosis, to accelerate development of early-stage programs and for working capital and other general corporate purposes.

Citigroup and Piper Jaffray & Co. are acting as joint book-running managers for the offering.

The shares of common stock described above are being offered by Eloxx pursuant to a shelf registration statement on Form S-3 (File No. 333-228430) that was filed by Eloxx with the U.S. Securities and Exchange Commission (the “SEC”) on November 16, 2018 and that was declared effective by the SEC on November 26, 2018. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained by request from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or from Piper Jaffray & Co., 800 Nicollet Mall, J12503, Minneapolis, MN 55402, Attention: Prospectus Department or by e-mail at prospectus@pjc.com or by phone at (800) 747-3924.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Eloxx Pharmaceuticals

Eloxx Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel RNA-modulating drug candidates (designed to be eukaryotic ribosomal selective glycosides) that are formulated to treat rare and ultra-rare premature stop codon diseases. Premature stop codons are point mutations that disrupt protein synthesis from messenger RNA. As a consequence, patients with premature stop codon diseases have reduced or eliminated protein production from the mutation bearing allele accounting for some of the most severe phenotypes in these genetic diseases. These premature stop codons have been identified in over 1,800 rare and ultra-rare diseases. Read-through therapeutic development is focused on extending mRNA half-life and increasing protein synthesis by enabling the cytoplasmic ribosome to read through premature stop codons to produce full-length proteins. Eloxx’s lead investigational product candidate, ELX-02, is a small molecule drug candidate designed to restore production of full-length functional proteins. ELX-02 is in the early stages of clinical development focusing on cystic fibrosis and cystinosis. ELX-02 is an investigational drug that has not been approved by any global regulatory body. Eloxx’s preclinical candidate pool consists of a library of novel drug candidates designed to be eukaryotic ribosomal selective glycosides identified based on read-through potential. Eloxx recently announced a new program focused on rare ocular genetic disorders. Eloxx is headquartered in Waltham, MA, with operations in Rehovot, Israel.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Forward-looking statements in this press release include statements regarding our expectations with respect to the completion, timing and size of the proposed public offering. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, including: the development of the Company’s read-through technology; the approval of the Company’s patent applications; the Company’s ability to successfully defend its intellectual property or obtain necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the Company’s ability to obtain applicable regulatory approvals for its current and future product candidates; the acceptance by the market of the Company’s products should they receive regulatory approval; the timing and success of the Company’s preliminary studies, preclinical research, clinical trials, and related regulatory filings; the ability of the Company to consummate additional financings as needed; as well as those discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

Contact:

Barbara Ryan

203-274-2825

barbarar@eloxxpharma.com